As filed with the Securities and Exchange Commission on April 11, 2022

Registration No. 333-260655

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 5)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	100	85-0558704
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

283 County Road 519

Belvidere, NJ 07823

(908) 750-3953

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Kras
Chief Executive Officer

283 County Road 519

Belvidere, NJ 07823

(908) 750-3953

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander R. McClean, Esq. Margaret K. Rhoda, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604 Tel: (585) 232-6500 Fax: (585) 232-2152	Mitchell Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000 Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-260655) of Edible Garden AG Incorporated (the “Registration Statement”) is being filed solely for the purpose of filing Exhibits 5.1 and 23.2. Accordingly, this Amendment No. 5 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, and Exhibits 5.1 and 23.2. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment No. 5.

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Item 16. Exhibits and Financial Statement Schedules.

The following exhibits to this registration statement included in the Index to Exhibits are incorporated by reference.

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on April 6, 2022 )
3.1	Certificate of Incorporation (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
3.2	Certificate of Amendment to the Certificate of Incorporation filed September 8, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
3.3	Form of Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed on January 19, 2022)
3.4	Amended and Restated Bylaws of Edible Garden AG Incorporated (incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on December 21, 2021)
4.1	Form of Series 2020 SAFE (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
4.2	Form of Warrant (incorporated by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on April 6, 2022 )
4.3	Form of Warrant Agency Agreement (incorporated by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on April 6, 2022 )
4.4	Form of Representative's Warrant (included in Exhibit 1.1) (incorporated by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on April 6, 2022 )
5.1*	Opinion of Harter Secrest & Emery LLP
10.1±

Asset Purchase Agreement, by and between Edible Garden Corp. and the Company, effective as of March 30, 2020 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.2

Purchase Agreement, by and between Terra Tech Corporation and the Company, effective as of March 30, 2020 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.3

Secured Promissory Note by the Company in favor of Sament Capital Investments, Inc., dated March 30, 2020 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.4

Security Agreement, by and between Sament Capital Investments, Inc. and the Company, dated March 30, 2020 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.5

Option Agreement #1, by and between Sament Capital Investments, Inc. and the Company, dated as of March 30, 2020 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.6

Option Agreement #2, by and between Sament Capital Investments, Inc. and the Company, dated as of March 30, 2020 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.7

Secured Promissory Note by the Company in favor of Sament Capital Investments, Inc., dated June 3, 2020 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.8	Form of Demand Note to Officer (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
10.9	Form of Convertible Note to Officer (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
10.10	Form of Promissory Note to Officer (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
10.11

Accounts Receivable Purchasing Agreement by and between the Company and Quasar Capital Partners, LLC, dated as of March 30, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.12

Security Agreement by and between the Company and Quasar Capital Partners, LLC, dated as of March 30, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.13

Intercreditor Agreement and Amendment among Sament Capital Investments, Inc., the Company, and Quasar Capital Partners, LLC, dated as of April 13, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.14

Performance Guaranty and Suretyship by and between Michael James and Quasar Capital Partners, LLC, dated as of April 13, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.15+

Executive Employment Agreement, by and between the Company and James E. Kras, dated as of August 18, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.16+

Executive Employment Agreement, by and between the Company and Michael C. James, dated as of August 18, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.17±

Securities Purchase Agreement, by and between the Company and Evergreen Capital Management LLC, dated as of October 7, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.17a	15% OID Senior Secured Promissory Note Due July 7, 2022 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
10.17b	Common Stock Purchase Warrant, dated October 7, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
10.17c	Form of Subsequent Evergreen Note (incorporated by reference to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on March 24, 2022)
10.17d	Form of Subsequent Evergreen Common Stock Purchase Warrant (incorporated by reference to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on March 24, 2022)
10.18

First Amendment to Securities Purchase Agreement, by and between the Company and Evergreen Capital Management LLC, dated as of October 14, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.19±

Security Agreement, by and between the Company and Evergreen Capital Management LLC, dated as of October 7, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.20

Guaranty and Security Agreement, by and between the Company and Evergreen Capital Management LLC, dated as of October 7, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.21

Intercreditor Agreement, by and between the Company, Sament Capital Investments, Inc. and Evergreen Capital Management LLC, dated as of October 7, 2021 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)

10.22+	Edible Garden AG Incorporated 2022 Equity Incentive Plan (incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on January 19, 2022)
10.23	Form of Letter Agreement with Director Nominees (incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on December 21, 2021)
10.24

Assumption and Indemnification Agreement, by and between the Company and Green City Growers Cooperative, dated as of May 21, 2021 (incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on January 19, 2022)

10.25

Supplier Agreement, by and between the Company and Green City Growers Cooperative, dated as of May 21, 2021 (incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on January 19, 2022)

10.26

Second Amendment to Securities Purchase Agreement, by and between the Company and Evergreen Capital Management LLC, dated as of January 14, 2022 (incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on January 19, 2022)

10.27+

First Amendment to Executive Employment Agreement, by and between the Company and James E. Kras, dated as of January 18, 2022 (incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on January 19, 2022)

10.28+

First Amendment to Executive Employment Agreement, by and between the Company and Michael C. James, dated as of January 18, 2022 (incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on January 19, 2022)

10.29

Third Amendment to Securities Purchase Agreement, by and between the Company and Evergreen Capital Management LLC, dated as of February 11, 2022 (incorporated by reference to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on March 24, 2022)

10.30

Fourth Amendment to Securities Purchase Agreement, by and between the Company and Evergreen Capital Management LLC, dated as of February 18, 2022 (incorporated by reference to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on March 24, 2022)

10.31

Fifth Amendment to Securities Purchase Agreement, by and between the Company and Evergreen Capital Management LLC, dated as of March 9, 2022 (incorporated by reference to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on March 24, 2022)

14	Form of Code of Ethics (incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on December 21, 2021)
21.1	List of Subsidiaries (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
23.1	Consent of Marcum LLP (incorporated by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on April 6, 2022 )
23.2*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the signature page of the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
99.1	Consent of Mathew McConnell (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
99.2	Consent of Tracy A. Nazzaro (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
99.3	Consent of Ryan Rogers (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 1, 2021)
107	Filing Fee Table (incorporated by reference to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on March 24, 2022)

____________

* Filed herewith.

+ Management contract or compensatory arrangement.

± Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Belvidere, State of New Jersey, on April 11, 2022.

EDIBLE GARDEN AG INCORPORATED

By:	/s/ James E. Kras
Name:	James E. Kras
Title:	Chief Executive Officer and President
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James E. Kras	Chief Executive Officer, President and Director	April 11, 2022
James E. Kras	(principal executive officer)

/s/ Michael James	Chief Financial Officer, Treasurer, Secretary and Director	April 11, 2022
Michael James	(principal financial and accounting officer)

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